EXHIBIT 23.2

                            DeGOLYER and MacNAUGHTON
                        4925 Greenville Avenue, Suite 400
                                One Energy Square
                               Dallas, Texas 75206



                                  May 17, 2001

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     We hereby consent to the references to our firm and to the use of information from our "Appraisal Report, as of December 31, 2000, on Certain Properties in Colombia owned by Triton Colombia Incorporated," in the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about May 25, 2001, for Triton Energy Limited.





                                                    DeGOLYER  and  MacNAUGHTON